Exhibit 5.1

Nicole C. Brookshire T: +1 212 479 6157 nbrookshire@cooley.com

October 25, 2021
Allbirds, Inc.
730 Montgomery Street
San Francisco, CA 94111
Ladies and Gentlemen:
We have acted as counsel to Allbirds, Inc., a Delaware public benefit corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-259188) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 22,115,383 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), which consists of (i) up to 15,745,030 Shares to be sold by the Company (including up to 360,415 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted to the underwriters) (collectively, the “Company Shares”) and (ii) up to 6,370,353 Shares to be sold by the selling stockholders (the “Selling Stockholders”) identified in such Registration Statement (including up to 2,524,200 Shares that may be sold by the Selling Stockholders pursuant to the exercise of an option to purchase additional Shares granted to the underwriters) (collectively, the “Stockholder Shares”).
In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.3 and 3.4, respectively, to the Registration Statement, each of which is to be in effect upon the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) the Stockholder Shares have been validly issued and are fully paid and non-assessable, except with respect to Stockholder Shares that are to be sold by certain Selling Stockholders upon the conversion of outstanding preferred stock or Class B common stock of the Company in accordance with the terms of such securities, which will be validly issued, fully paid and non-assessable upon such conversion.
Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: (212) 479-6000 f: (212) 479-6275 cooley.com

Allbirds, Inc. October 25, 2021 Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely

Cooley LLP

By:	/s/ Nicole C. Brookshire
Nicole C. Brookshire
Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: (212) 479-6000 f: (212) 479-6275 cooley.com